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FOR IMMEDIATE RELEASE                CONTACT: Frederick N. Cooper (215) 938-8312
March 4, 2002                                 fcooper@tollbrothersinc.com
                                              Joseph R. Sicree (215) 938-8045
                                              jsicree@tollbrothersinc.com


          TOLL BROTHERS, INC. ANNOUNCES A 2-FOR-1 SPLIT OF COMMON STOCK
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Huntingdon Valley, PA, March 4, 2002 -- Toll Brothers, Inc. (NYSE:TOL), the
nation's leading builder of luxury homes, today announced the declaration of a 2-for-1 split of its common stock which will be effected in the form of a stock dividend. Record holders of the Company's common stock as of the close of business on March 14, 2002 will be entitled to one additional share for each share held at that time. The new shares will be distributed on March 28, 2002.

Robert I. Toll, chairman and chief executive officer, stated: "We are pleased to announce this stock split for our stockholders. We believe that this action, which reflects management's confidence in our tremendous growth potential, will increase investor liquidity and enhance our appeal in the retail market."

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company generated $2.2 billion in revenues and $213 million in earnings in fiscal 2001. Toll Brothers has produced over 20% compound average annual growth in revenues and earnings for the last one, three, five, seven and ten year periods.

Toll Brothers began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester and active-adult home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, Tennessee, Texas, and Virginia.

Toll Brothers builds luxury single-family and attached home communities and master-planned luxury multi-product residential golf course communities principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations. The Company acquires and develops apartment and commercial properties through its affiliate, Toll Brothers Realty Trust.

Toll Brothers is the only publicly traded national home builder to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information visit www.tollbrothers.com.
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Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, the ability to acquire land, the ability to sell homes and properties, the ability to deliver homes from backlog, the ability to secure materials and subcontractors, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, domestic and international political events, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, the availability and cost of labor and materials, and weather conditions.